UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 4, 2010, Unum Group discussed with RiskMetrics information with respect to its executive compensation practices that was provided in its proxy statement in 2010 and prior years. Below is the information discussed including clarification of the disclosures in the proxy statement requested by RiskMetrics.

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We use two sources for benchmarking executive compensation, a proxy peer group and the Towers Perrin Diversified Insurance Study (Towers Perrin Study). For the CEO, the Human Capital Committee uses the proxy peer group. For named executive officers other than the CEO, the primary benchmarking source used is the Towers Perrin Study. The proxy peer group is also used as a reference for the CFO but not for the other named executive officers. The proxy peer group includes a mix of publicly traded insurance and financial services companies that are Unum’s primary competitors for executive talent. As disclosed in a prior year proxy statement, the Company’s proxy peer group was developed using the following protocols. First, companies within the same industry sector were identified (as determined by the Standard & Poor’s Global Industry Classification Standards). Because Unum is a niche player, the list was broadened to include both property and casualty as well as life and health insurers. Second, the peer list was adjusted to include both larger and smaller companies, with Unum being about median within the peer group in terms of assets, revenue and market capitalization. Third, the peer group was reviewed to confirm that the companies represented a comparable labor market (organizations that have recruited from us in the past and who are themselves potential sources of talent for us) and similar financial performance levels. This process expanded the peer group from eight to 18 companies, which provided more robust and meaningful statistics.

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We clarified that achieving the threshold performance goal for our long term incentive compensation plan does not automatically result in a maximum award for the named executive. The actual award is determined based on the company’s performance against the targets (i.e., before tax operating earnings, return on equity and revenue) as well as individual performance.

•

The Human Capital Committee sets individual long-term incentive targets for each named executive officer based on the approximate median of the comparison group. We clarified that the comparison groups are the proxy peer group and Towers Perrin Study as described above. The 2009 long-term incentive targets were set as a percentage of base salary and were: 400% for Mr. Watjen; 150% for Messrs. McCarthy and McKenney; 125% for Mr. Best; 100% for Mr. Horn; and 90% for Mr. Greving.

•

Unum has both stock ownership guidelines as well as retention requirements for named executives to hold net shares after taxes. We clarified that the retention requirements apply to both restricted stock shares/units upon vesting as well as shares received upon the exercise of stock options.

Also, in connection with a review of its executive compensation practices, Unum Group has determined that, effective immediately, it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control.

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In connection with the Company’s Annual Meeting of Shareholders to be held on May 20, 2010, the Company has filed a proxy statement with the Securities and Exchange Commission, which was mailed or provided electronically to shareholders on April 7, 2010. Shareholders are advised to read this supplemental information in conjunction with the proxy statement. The proxy statement and the Company’s other public filings are available to the public from document retrieval services and the Internet website maintained by the SEC at ww.sec.gov. The Company’s public filings are also available through its website under the “Investors” tab at www.unum.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 4, 2010	By:	/S/ SUSAN N. ROTH
	Name:	Susan N. Roth
	Title:	Vice President, Transactions, SEC and Corporate Secretary